UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________________

FORM 8-K

_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2016
CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	000-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2016, the Company entered into Incremental Amendment No. 3 (the “Amendment”), among Crown Americas LLC, a wholly-owned indirect subsidiary of the Company, as U.S. Borrower, Deutsche Bank AG New York Branch, as administrative agent for the Term A Lenders (as defined in the Credit Agreement (as defined below)), and the 2016 Additional Term A Lenders (as defined in the Credit Agreement) party thereto, amending the Company’s Credit Agreement dated as of December 19, 2013, as amended (the “Credit Agreement”). The Amendment, among other changes, increases the Term A Loans (as defined in the Credit Agreement) in the amount of $300 million to be used in connection with the previously announced redemption of a portion of the outstanding 6.25% Senior Notes due 2021 issued by Crown Americas LLC and Crown Americas Capital Corp. III. The maturity date for the Term Loan A facility will be December 19, 2018. The interest rate on the Term Loan A facility is, at Crown Americas LLC’s option, either (i) the Eurocurrency Rate (as defined in the Credit Agreement) plus 1.75% or (ii) the Base Rate (as defined in the Credit Agreement) plus 0.75%. All other material terms and conditions applicable to the Company’s term loans under the Credit Agreement are applicable to the Term A Loans created under the new Term Loan A facility.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2016	CROWN HOLDINGS, INC.

	By:	/s/ David A. Beaver
	Name:	David A. Beaver
	Title:	Vice President and Corporate Controller

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